As filed with the Securities and Exchange Commission on October 9, 1998

                                                    Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                7TH LEVEL, INC.
                      (Exact name of issuer as specified
                                in its charter)

           Delaware                                       75-2480669
        (State or other                                (I.R.S. Employer
         jurisdiction of                                Identification
        incorporation or                                    Number)
         organization)

                       1201 Richardson Drive, Suite 277
                           Richardson, Texas  75080
              (Address of principal executive offices) (Zip Code)

              COMMON STOCK ISSUABLE UNDER EMPLOYEE BENEFIT PLANS
                          (Full titles of the Plans)

     Richard S. Merrick                     Copies to:
     Chief Executive Officer                Gerald Adler, Esq.
     7th Level, Inc.                        Swidler Berlin Shereff Friedman, LLP
     1201 Richardson Drive, Suite 277       919 Third Avenue
     Richardson, Texas  75080               New York, New York  10022
     (972) 498-8100                         (212) 758-9500

                     (Name, address and telephone number,
                   including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                 Proposed        Proposed
       Title of                                  Maximum         Maximum
      Securities               Amount         Offering Price    Aggregate          Amount of
    to be Registered    to be Registered/(1)/   Per Share     Offering Price  Registration Fee/(2)/
Common Stock, par value   3,728,000 shares         $2.359       $8,794,352         $2,594.33
$0.01 per share
-------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The Registration Fee has been calculated pursuant to Rule 457 as follows:
    3,728,000 multiplied by .000295 multiplied by $2.359, the average of the high and low sales prices of the Registrant's Common Stock as included on the NASDAQ National Market System on October 7, 1998.

PROSPECTUS



                               3,728,000 SHARES
                                7TH LEVEL, INC.
                                 COMMON STOCK

This Prospectus relates to the offer and sale by certain current and former officers, directors, employees and consultants (the "Selling Stockholders") of an aggregate of 3,728,000 shares of common stock, par value $.01 per share (the "Common Stock"), of 7th Level, Inc. (the "Company") which are outstanding or which will be issued upon the exercise of certain options to purchase shares of Common Stock. See "Selling Stockholders" and "Plan of Distribution." The shares of Common Stock offered hereby are sometimes referred to herein as the "Shares."


The Common Stock is quoted on the NASDAQ National Market System ("NASDAQ") under the symbol SEVL. On October 7, 1998, the closing price of the Common Stock was $2.125 per share.

The Company will not receive any of the proceeds from the sale of the Shares offered hereby (this "Offering"). Expenses of this Offering are payable by the Company. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares sold, less the aggregate underwriting or brokerage fees, discounts and commissions and similar selling expenses, if any. See "Plan of Distribution."

The Selling Stockholders and intermediaries through whom the Shares are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), with respect to the Shares, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Act.



    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is October 9, 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, information statements and other information concerning the Company may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549; and at the Commission's regional offices located at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511, and at Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy statements, information statements and other information regarding issuers that file electronically with the Commission. The address of such site is (http://www.sec.gov). The Common Stock is traded on NASDAQ.

     The Company has filed with the Commission a registration statement on Form S-8 (herein together with all amendments thereto, if any, called the "Registration Statement") under the Act, with respect to the securities offered by this Prospectus. This Prospectus does not contain all the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits and schedules thereto which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this Prospectus or incorporated herein by reference as to the contents of any contract or other documents referred to are not necessarily complete, and are qualified in all respects by such reference.



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission are hereby incorporated by reference into this Prospectus:

  1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

  2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

  3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

  4. The Company's Current Reports on Form 8-K dated April 23, 1998 and July 9, 1998.

  5. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing thereof. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits to the documents referred to above unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: 7th Level, Inc., 1201 Richardson Drive, Suite 277, Richardson, Texas 75080,
Attention: Chief Executive Officer, or by telephone (972) 498-8100.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

     This Prospectus, including any documents that are incorporated by reference as set forth in "Incorporation of Certain Documents by Reference, " contains "forward-looking statements" within the meaning of Section 27A of the Act and
Section 21E of the Exchange Act. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue", "will likely result," or words or phrases of similar meaning. Forward-looking statements involve risks and uncertainties that may cause actual result to differ materially from the forward-looking statements. The risks and uncertainties include, among others, the Company's ability to complete new products at planned costs and on planned schedules, the Company's ability to attract and retain strategic partners, the Company's ability to leverage intangible assets in its technology, the success of the Company's cost reduction strategy and the Company's ability to maintain a sufficient level of financing for its new business strategy. Additional factors which are beyond the Company's control and could influence results include market acceptance of the Company's products and adoption of the Internet as a medium of commerce and communications. See the discussion of the Company's business and description of the various factors that could materially affect the ability of the Company to achieve the anticipated results which are included in the Company's periodic reports which are incorporated herein by reference.

                                  THE COMPANY

     The Company is a developer of leading-edge Internet software. In April 1998, the Company entered into a comprehensive distribution agreement with RealNetworks whereby RealNetworks will distribute the Company's Agent 7 technology. Also in April 1998, the Company entered into a strategic distribution agreement with WaveTop, a division of WavePhore, Inc. Agent 7 is the first software tool of its kind for preparing and streaming intelligent, interactive animated characters over the Internet. In addition to Agent 7, the Company is developing a complete line of software products which provide the end user with intelligent templates, reusable content libraries and specialized analysis techniques to greatly reduce the effort and skills required to prepare rich media for delivery over the Internet. The Company continues to explore potential strategic alliances or other arrangements to maximize stockholder value. Additional information on 7th Level is available via the Company web site at www.7thlevel.com. The Company's principal executive offices are located at 1201 Richardson Drive, Suite 277, Richardson, Texas 75080, telephone (972) 498-8100.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares hereunder. All proceeds will be received by the Selling Stockholders.

                                DIVIDEND POLICY

     No cash dividends have ever been declared by the Company on the Common Stock. The Company intends to retain earnings to finance the development and growth of its business. Accordingly, the Company does not anticipate that any cash dividends will be declared on the Common Stock for the foreseeable future. Future payment of cash dividends, if any, will depend upon the Company's financial condition, results of operations, business conditions, capital requirements, restrictions contained in agreements, future prospects and other factors deemed relevant by the Company's Board of Directors.

                             SELLING STOCKHOLDERS

The following securities are covered by this Prospectus:

     The resale by the respective holders thereof of up to 3,728,000 Shares that have been, or may be, acquired by certain current and former officers, directors, employees and consultants of the Company pursuant to certain employee benefit plans and other employment and consulting arrangements.

     The Shares offered hereby are being sold by the Selling Stockholders. The table below sets forth, as of September 30, 1998 and as adjusted to reflect the sale of the Shares, certain information regarding the ownership of the Common Stock by the Selling Stockholders. Except as otherwise indicated, the number of shares of Common Stock reflected in the table below has been determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Under such Rule, each Selling Stockholder is deemed to beneficially own the number of shares of Common Stock issuable upon, among other things, the exercise of options, if such options are exercisable within sixty days. Where less than all shares of Common Stock beneficially owned by a Selling Stockholder are being registered for sale, the remaining shares of Common Stock, or a portion of them, may already be registered for sale or otherwise freely tradable.

           Stockholders          BENEFICIAL          BENEFICIAL       NUMBER OF SHARES      BENEFICIAL          BENEFICIAL
                                OWNERSHIP OF        OWNERSHIP OF        TO BE SOLD IN      OWNERSHIP OF        OWNERSHIP OF
                                COMMON STOCK        COMMON STOCK        THE OFFERING       COMMON STOCK        COMMON STOCK
                             PRIOR TO OFFERING   PRIOR TO OFFERING                        AFTER OFFERING      AFTER OFFERING
                                  (NUMBER)           (PERCENT)                               (NUMBER)           (PERCENT)
------------------------------------------------------------------------------------------------------------------------------
Donald Schupak (1)                    1,315,092                7.2%           1,255,000             60,092                   *

Robert A. Ezrin (2)                   1,131,131                6.3%             235,000            896,131                5.0%

James A. Cannavino (3)                  215,000                1.2%             215,000                  0

Merv Adelson (4)                      1,927,426               10.3%              55,000          1,872,426               10.0%

Richard S. Merrick (5)                  805,000                4.4%             700,000            105,000                   *

Curt W. Marvis (6)                      358,500                2.0%             345,000             13,500                   *

Timothy Cahill (7)                      315,000                1.8%             315,000                  0

Jeff Croson (8)                         152,500                   *             125,000             27,500                   *

Wes Bell (9)                            115,250                   *              76,000             39,250                   *

W. Scott Page                           445,986                2.5%              20,000            425,986                2.4%

Carolyn Rominger (10)                    82,248                   *              50,000             32,248                   *

Michael E. Thenhaus (11)                 66,010                   *              45,000             21,010                   *

Mark R. Zartler (12)                     75,248                   *              75,000                248                   *

Paul S. Ray (13)                         58,371                   *              35,000             23,371                   *

Paul Schmidman                           10,000                   *              10,000                  0

Jason A. Greenwood(14)                   29,678                   *              20,000              9,678                   *

Edwin R. Alcala (15)                     20,244                   *               5,000             15,244                   *

Harry Gold (16)                          10,600                   *               5,000              5,600                   *

Jason Miller (17)                         5,000                   *               5,000                  0

Kenneth T. Roy (18)                      14,123                   *               5,000              9,123                   *

Jay Brent Deshan  (19)                   11,501                   *               5,000              6,501                   *

Dane Howard (20)                         15,000                   *              15,000                  0

Steve Holland (21)                        5,000                   *               5,000                  0

Sheri A. Denning (22)                     8,125                   *               5,000              3,125                   *

Mary K. Fischer (23)                     10,599                   *               7,000              3,599                   *

Justin Prough (24)                        4,000                   *               4,000                  0

Paul Tighe (25)                           3,623                   *               2,500              1,123                   *

Angie Spross (26)                         1,250                   *               1,000                250                   *

Jim Shepherd                              7,500                   *               7,500                  0

Storm Thurgeson (27)                     10,000                   *              10,000                  0

Tom Carulli                              60,000                   *              60,000                  0

Rick Segal                               10,000                   *              10,000                  0
------------------------------------------------------------------------------------------------------------------------------

-----------
*    Less than 1%

(1) 570,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Donald Schupak will not vest within the next 60 days, but will vest ratably (1/3 of 570,000) each year until April 20, 2001.
(2) 366,658 Shares reflected in the number of shares beneficially owned by Robert A. Ezrin are owned by Entec Associates with respect to which Mr. Ezrin has sole voting power pursuant to a stockholders' voting agreement and irrevocable proxy. 95,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Mr. Ezrin will not vest within the next 60 days, but will vest ratably (1/3 of 95,000 each year) until April 20, 2001.

(3) 90,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by James A. Cannavino will not vest within the next 60 days, but will vest ratably (1/3 of 90,000 each year) until April 20, 2001.
(4) 1,550,000 Shares reflected in the number of Shares beneficially owned by Merv Adelson are owned by East-West Capital Associates, Inc., all of the shares of which are owned by The Mervyn Adelson Trust U/T/A dated September 29, 1992, of which Merv Adelson is the trustee. Of such Shares, 166,667 Shares will not vest within the next 60 days, but will vest ratably (1/36 of 200,000 each month) until April 30, 2001.
(5) 600,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Richard S. Merrick will not vest within the next 60 days, but will vest ratably (1/3 of 600,000 each year) until April 20, 2001.
(6) 300,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Curt W. Marvis will not vest within the next 60 days, but will vest ratably (1/3 of 300,000 each year) until April 20, 2001.
(7) 285,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Timothy Cahill will not vest within the next 60 days, but will vest ratably (1/3 of 285,000 each year) until April 20, 2001.
(8) 105,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Jeff Croson will not vest within the next 60 days, but will vest ratably (1/3 of 105,000 each year) until April 20, 2001.
(9) 56,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Wes Bell will not vest within the next 60 days, but will vest ratably (1/3 of 56,000 each year) until April 20, 2001.
(10) 40,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Carolyn Rominger will not vest within the next 60 days, but will vest ratably (1/3 of 40,000 each year) until April 20, 2001.
(11) 45,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Michael E. Thenhaus will not vest within the next 60 days, but will vest ratably (1/3 of 45,000 each year) until April 20, 2001.
(12) 55,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Mark R. Zartler will not vest within the next 60 days, but will vest ratably (1/3 of 55,000 each year) until April 20, 2001.
(13) 30,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Paul S. Ray will not vest within the next 60 days, but will vest ratably (1/3 of 30,000 each year) until April 20, 2001.
(14) 15,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Jason A. Greenwood will not vest within the next 60 days, but will vest ratably (1/3 of 15,000 each year) until April 20, 2001.
(15) 5,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Edwin R. Alcala will not vest within the next 60 days, but will vest ratably (1/3 of 5,000 each year) until April 20, 2001.
(16) 5,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Harry Gold will not vest within the next 60 days, but will vest ratably (1/3 of 5,000 each year) until April 20, 2001.
(17) 5,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Jason Miller will not vest within the next 60 days, but will vest ratably (1/3 of 5,000 each year) until April 20, 2001.
(18) 5,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Kenneth T. Roy will not vest within the next 60 days, but will vest ratably (1/3 of 5,000 each year) until April 20, 2001.
(19) 5,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Jay Brent Deshan will not vest within the next 60 days, but will vest ratably (1/3 of 5,000 each year) until April 20, 2001.
(20) 12,500 Shares reflected in the number of Shares beneficially owned prior to the Offering by Dane Howard will not vest within the next 60 days, but will vest ratably (1/3 of 12,500 each year) until April 20, 2001.
(21) 5,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Steve Holland will not vest within the next 60 days, but will vest ratably (1/3 of 5,000 each year) until April 20, 2001.
(22) 5,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Sheri Denning will not vest within the next 60 days, but will vest ratably (1/3 of 5,000 each year) until April 20, 2001.
(23) 7,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Mary K. Fischer will not vest within the next 60 days, but will vest ratably (1/3 of 7,000 each year) until April 20, 2001.
(24) 4,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Justin Prough will not vest within the next 60 days, but will vest ratably (1/3 of 4,000 each year) until April 20, 2001.
(25) 2,500 Shares reflected in the number of Shares beneficially owned prior to the Offering by Paul Tighe will not vest within the next 60 days, but will vest ratably (1/3 of 2,500 each year) until April 20, 2001.
(26) 1,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Angie Spross will not vest within the next 60 days, but will vest ratably (1/3 of 1,000 each year) until April 20, 2001.
(27) 5,000 Shares reflected in the number of Shares beneficially owned prior to the Offering by Storm Thurgeson will not vest within the next 60 days, but will vest ratably (1/2 of 5,000 each year) until May 20, 2000.

                             PLAN OF DISTRIBUTION

     The Company is registering the Shares on behalf of the Selling Stockholders. The Selling Stockholders who hold their Shares may sell their Shares from time to time.

     As used herein, "Selling Stockholders" includes donees and pledgees selling Shares received from a named Selling Stockholder after the date of this Prospectus. All costs, expenses and fees in connection with the registration of the Shares offered hereby will be borne by the Company. Underwriting or brokerage commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Stockholders. Sales of Shares may be effected by Selling Stockholders from time to time in one or more types of transactions (which may include block transactions) on NASDAQ, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the Shares, through short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Usual and customary or specifically negotiated underwriting or brokerage fees, discounts and commissions may be paid by the Selling Stockholders in connection with such sales of Shares. Such transactions may or may not involve brokers or dealers. The Company is not aware of any Selling Stockholders which have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is the Company aware of any underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Stockholders.

     The Selling Stockholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Act. The Company has agreed to indemnify each Selling Stockholder against certain liabilities, including liabilities arising under the Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Act.

     Because Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Act. The anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to the sale of Shares by the Selling Stockholders in the market.

     At the time a particular offer of the Shares offered hereby is made, to the extent required, a supplement to this Prospectus will be distributed (or, if required, a post-effective amendment to the Registration Statement of which this Prospectus is a part will be filed) which will identify the specific Shares being offered and set forth the aggregate amount of Shares being offered, the purchase price and the terms of the offering, including the name or names of the Selling Stockholders and of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public.

     The certificates representing the Shares offered hereby contain legends as to their restricted transferability. Upon the effectiveness of the Registration Statement, of which this Prospectus forms a part, and the transfer of the Shares pursuant thereto, such legends will no longer be necessary, and accordingly, new certificates representing such Shares will be issued to the transferee without any such legends unless otherwise required by law.

     Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Act, provided they meet the criteria and conform to the requirements of such Rule.

                                 LEGAL MATTERS

     The legality of the Shares offered hereby will be passed upon for the Company by Swidler Berlin Shereff Friedman, LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements and financial statement schedule of the Company. as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG Peat Marwick LLP contains an explanatory paragraph that states that the Company has suffered recurring losses since inception and does not currently have sufficient resources to meet its anticipated operating requirements during 1998, which conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.

     UNTIL NOVEMBER 18, 1998, ALL DEALERS             7TH LEVEL, INC.
THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING
IN THIS OFFERING, MAY BE REQUIRED TO DELIVER
A PROSPECTUS.  THIS IS IN ADDITION TO THE
DEALERS' OBLIGATION TO DELIVER A PROSPECTUS
WHEN ACTING AS UNDERWRITERS AND WITH RESPECT          3,728,000 SHARES
TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.            COMMON STOCK





TABLE OF CONTENTS
                                   PAGE
                                   ----
Available Information                 2
Incorporation of Certain
  Documents by Reference              2
The Company                           4
Use of Proceeds                       4
Dividend Policy                       4
Selling Stockholders                  4
Plan of Distribution                  7
Legal Matters                         8
Experts                               8
                                                      PROSPECTUS



                                                    OCTOBER 9, 1998

                                    PART II

                            INFORMATION REQUIRED IN
                          THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents, which have been filed by 7th Level, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the period ended December 31, 1997.

     (b) The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1998.

     (c) The Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1998.

     (d) The Registrant's Current Reports on Form 8-K dated April 23, 1998 and July 9, 1998.

     (e) The description of the Registrant's Common Stock, par value $0.01 per share, which is contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the time of filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interest of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The indemnification of officers and directors of the Registrant is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") and the Restated Certificate of Incorporation and By-Laws of the Registrant. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. DGCL Section 145 also provides that indemnification and advancement of expenses permitted thereunder are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

     Article Eighth of the Restated Certificate of Incorporation of the Registrant, as amended (the "Certificate"), provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability
(i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (involving certain unlawful dividends or stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

     Article Tenth of the Registrant's Certificate entitles directors and officers of the Registrant to indemnification to the fullest extent permitted by
Section 145 of the DGCL, as the same may be supplemented from time to time. The Certificate further provides that the Registrant may, to the fullest extent authorized by the Board of Directors, indemnify any employee or agent of the Registrant.

     Pursuant to Section 145(g) of the DGCL, the Registrant's By-Laws, as amended, authorize the Registrant to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the Registration cannot indemnify its officers and directors. The Registrant maintains a primary directors and officers liability and company reimbursement policy which, among other things, provides for payment up to $3 million on behalf of any of the Registrant's past, present or future directors or officers against Loss (as defined in such policy). The Registrant also maintains a supplemental insurance and company reimbursement policy providing for, among other things, payment up to $2 million on behalf of any of the Registrant past, present or future directors or officers against Loss (as defined in such policy).

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits

          The following exhibits are filed as part of this registration statement:

          5.1   Opinion of Swidler Berlin Shereff Friedman, LLP.

          23.1  Consent of KPMG Peat Marwick LLP.

          23.2  Consent of Swidler Berlin Shereff Friedman, LLP (included in
                Exhibit 5.1).

          24.1 Power of Attorney (included in signature page to this registration statement).

Item 9.   Undertakings.

          (a)   The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to
                           the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(l)(i) and (ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Richardson, State of Texas, on this 1st day of October, 1998.


                                       7TH LEVEL, INC.

                                       By: /s/ Richard S. Merrick
                                           -----------------------------------
                                           Richard S. Merrick
                                           Chief Executive Officer and Director



     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Richard S. Merrick and Donald Schupak, and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


      Signature                          Title                         Date
      ---------                          -----                         ----
/s/  Richard S. Merrick    Chief Executive Officer and Director  October 1, 1998
------------------------   (Principal Executive Officer)
Richard S. Merrick

/s/  Donald Schupak        Chairman of the Board of Directors    October 1, 1998
------------------------   and Director (Principal Financial
Donald Schupak             Officer and Principal Accounting
                           Officer)

/s/  Robert Alan Ezrin     Vice Chairman of the Board of         October 1, 1998
------------------------   Directors and Director
Robert Alan Ezrin

/s/  Merv Adelson          Director                              October 5, 1998
------------------------
Merv Adelson

/s/  James A. Cannavino    Director                              October 7, 1998
------------------------
James A. Cannavino

                                7TH LEVEL, INC.
                                   FORM S-8
                            REGISTRATION STATEMENT

                                 EXHIBIT INDEX

EXHIBIT


5.1   Opinion of Swidler Berlin Shereff Friedman, LLP.

23.1  Consent of KPMG Peat Marwick LLP.

23.2  Consent of Swidler Berlin Shereff Friedman, LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included in signature page to this registration statement).